Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229935) of LAIX Inc. of our report dated April 26, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/    PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 26, 2022